UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 I.C. 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): June 14, 2005

HYDRON TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2201 West Sample Road, Building 9, Suite 7B,
Pompano Beach, FL 33073
(Address of principal executive offices)

(654) 861-6400
(Registrant’s telephone number, including area code)

Copy to:
Robert C. Brighton, Jr., Esq.
Ruden McClosky Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Fort Lauderdale, FL 33301
Phone: (954) 527-2473
Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On June 14, 2005, Hydron Technologies, Inc., a New York corporation (the “Company”), borrowed an aggregate of One Hundred Fifty Thousand Dollars ($150,000) (collectively, the “Loans”) from three individual lenders (collectively, the “Lenders”), including individuals who are (i) the Chairman, Chief Executive Officer and Interim President, and a director of the Company, and (ii) a director of the Company.

In connection with the Loans, the Company issued to each of the Lenders a promissory note in the principal amount of Fifty Thousand Dollars (individually, a “Note” and collectively, the “Notes”) providing for (a) quarterly payments of interest at ten percent (10%) per annum and (b) repayment of principal in a balloon payment on the second anniversary of the date of the Notes. Under the terms of the Notes, the Company may elect to pay quarterly interest to the holders of the Notes in shares of common stock, $.01 par value, of the Company (the “Common Stock”), in an amount calculated by dividing the amount of interest due and payable by ten cents ($.10). The Notes also provide that, in the event of a default by the Company under the Notes, the holders may elect to receive payment of principal and accrued and unpaid interest in shares of Common Stock, in an amount calculated by dividing the amount of principal and accrued and unpaid interest payable by the “Average Market Price” for a share of Common Stock. Under the terms of the Notes, “Average Market Price” means the average closing sale price for a share of Common Stock measured (x) over the last ten trading days of the month preceding the interest payment date or, (y) if no trading in the Common Stock has occurred during such period, the average closing sale price on the last date on which a share of Common Stock was sold in over-the-counter trading in the Common Stock. In the event that no shares of Common Stock have traded in the over-the-counter market for a period of six months or more, the Average Market Price shall be the fair market price for a share of Common Stock as determined in good faith by the Board of Directors of the Company.

In addition, in connection with the Loans, each Lender received a common stock purchase warrant (collectively, the “Warrants”) entitling the holder to purchase One Hundred Thousand (100,000) shares of Common Stock at an exercise price of ten cents ($.10) per share for a five-year period.

The Notes and the Warrants each provide that in the event that the Company shall grant “piggy back” registration rights to any other party to cause the Company’s Common Stock or any security exercisable or exchangeable for, or convertible into, shares of Common Stock to be included in a registration statement filed by the Company for sale by any selling shareholder or by the Company, the Company will grant the holders of the Notes and Warrants similar registration rights.

Each Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Company issued the Notes and the Warrants without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act.

The Company intends to use the proceeds of the Loans for general working capital purposes, including funding the costs of the Company’s contemplated reorganization.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

	BY:	/s/ TERRENCE S. McGRATH
Terrence S. McGrath Chief Operating Officer
Dated: June 20, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Note dated June 14, 2005 in the principal amount of $50,000 payable to Richard Banakus
10.2	Note dated June 14, 2005 in the principal amount of $50,000 payable to Ronald J. Saul and Antonette G. Saul, jointly
10.3	Note dated June 14, 2005 in the principal amount of $50,000 payable to Regis Synan
10.4	Common Stock Purchase Warrant dated June 14, 2005 in favor of Richard Banakus
10.5	Common Stock Purchase Warrant dated June 14, 2005 in favor of Ronald J. Saul and Antonette G. Saul, jointly
10.6	Common Stock Purchase Warrant dated June 14, 2005 in favor of Regis Synan